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                                                                      Exhibit 12

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                          NINE MONTHS ENDED
                                               YEAR ENDED JULY 31,                            APRIL 30,
                         ----------------------------------------------------------     ---------------------
                           1998        1999        2000         2001        2002          2002        2003
                         ---------   ---------   ---------    ---------   ---------     ---------   ---------
EARNINGS
 Income before
  cumulative
  effect of change
  in accounting
  principle              $  46,510   $  61,271   $  60,507    $  34,206   $  12,878     $   4,536   $   6,720
 Income tax
  provision                 23,960      29,745      35,536       20,091       6,343         2,235       3,162
                         ---------   ---------   ---------    ---------   ---------     ---------   ---------
 Earnings                   70,470      91,016      96,043       54,297      19,221         6,771       9,882
                         ---------   ---------   ---------    ---------   ---------     ---------   ---------

FIXED CHARGES
 Interest expense              254       1,772      21,169       22,195      16,255        11,710      18,340
 Portion of rental
  expense
  representative
  of interest
  factor                       701         705       1,113        2,082       3,030         2,295       1,950
                         ---------   ---------   ---------    ---------   ---------     ---------   ---------
   Fixed charges               955       2,477      22,282       24,277      19,285        14,005      20,290
                         ---------   ---------   ---------    ---------   ---------     ---------   ---------
CAPITALIZED
  INTEREST                      --          --        (580)          --          --            --          --
                         ---------   ---------   ---------    ---------   ---------     ---------   ---------

EARNINGS BEFORE
 INCOME TAX
 PROVISION AND
 FIXED CHARGES           $  71,425   $  93,493   $ 117,745    $  78,574   $  38,506     $  20,776   $  30,172
                         =========   =========   =========    =========   =========     =========   =========

RATIO OF
 EARNINGS TO
 FIXED CHARGES               74.8x       37.7x        5.3x         3.2x        2.0x          1.5x        1.5x
                         =========   =========   =========    =========   =========     =========   =========